Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

First Quarter 2021 Results

First Quarter 2021 Results

•Net Income Attributable to Common Stockholders of $0.69 Per Diluted Share for First Quarter 2021 Compared to $0.60 Per Diluted Share for First Quarter 2020
•Funds from Operations of $1.45 Per Share for First Quarter 2021 Compared to $1.31 Per Share for First Quarter 2020, an Increase of 10.7%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 5.9% on a Cash Basis and 6.3% on a Straight-Line Basis for First Quarter 2021 Compared to the Same Period in 2020
•98.3% Leased and 97.2% Occupied as of March 31, 2021; Average Occupancy of 97.0% for First Quarter 2021
•Rental Rates on New and Renewal Leases Increased an Average of 25.8% on a Straight-Line Basis
•Acquired 235,000 Square Feet of Value-Add Properties for $17 Million
•Started Construction of Two Development Projects Containing 346,000 Square Feet with Projected Total Costs of $29 Million
•Transferred Five 100% Leased Development and Value-Add Projects (619,000 Square Feet) to the Real Estate Portfolio
•Development and Value-Add Program Consisted of 15 Projects in 12 Cities (2.7 Million Square Feet) at March 31, 2021 with a Projected Total Investment of $260 Million
•Closed a $50 Million Senior Unsecured Term Loan with a Four-Year Term and a Total Effective Fixed Interest Rate of 1.55%
•Agreed to Terms on $125 Million of Senior Unsecured Notes With a Fixed Interest Rate of 2.74%
•Repaid a Mortgage with a Principal Balance of $41 Million During the Quarter with a Fixed Interest Rate of 4.75%
•Remaining Available Capacity of $303 Million on the $395 Million Lines of Credit as of March 31, 2021
•Declared 165th Consecutive Quarterly Cash Dividend: $0.79 Per Share
•Issued 317,538 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $141.72 Per Share for Aggregate Net Proceeds of $44 Million

JACKSON, MISSISSIPPI, April 27, 2021 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three months ended March 31, 2021.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team and portfolio solidly exceeded our expectations. The metrics produced made it one of the best quarters in the Company’s history. We are continuing to experience this momentum as we exit the pandemic. Our shallow bay last mile Sunbelt market portfolio is well suited for long term growth.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (“EPS”) were $0.69 for the three months ended March 31, 2021, compared to $0.60 for the same period of 2020. The Company’s property net operating income (“PNOI”) increased by $7,368,000 ($0.19 per share) for the three months ended March 31, 2021, as compared to the same period of 2020. Depreciation and amortization expense increased by $2,421,000 ($0.06 per share) during the three months ended March 31, 2021, as compared to the same period of 2020.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

For the three months ended March 31, 2021, funds from operations attributable to common stockholders (“FFO”) were $1.45 per share compared to $1.31 per share during the same period of 2020, an increase of 10.7%.

PNOI increased by $7,368,000, or 11.7%, during the three months ended March 31, 2021, compared to the same period of 2020. PNOI increased $3,914,000 from same property operations (based on the same property pool), $3,057,000 from newly developed and value-add properties, and $643,000 from 2020 acquisitions; PNOI decreased $234,000 from operating properties sold in 2020.

The same property pool PNOI Excluding Income from Lease Terminations increased 6.3% on a straight-line basis for the three months ended March 31, 2021, compared to the same period of 2020; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 5.9%.

On a straight-line basis, rental rates on new and renewal leases (5.9% of total square footage) increased an average of 25.8% during the three months ended March 31, 2021.

The same property pool for the three months ended March 31, 2021 includes properties which were included in the operating portfolio for the entire period from January 1, 2020 through March 31, 2021; this pool is comprised of properties containing 41,305,000 square feet.

FFO, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

As of April 26, 2021, the Company had collected 99.7% of its 2020 rental income and 99.5% of its first quarter 2021 rental income, which includes annual true-ups for 2020 tenant expense reimbursements. Also as of April 26, 2021, the Company had collected 97.8% of amounts due through March 31, 2021 pursuant to deferral agreements with tenants.

ACQUISITIONS

In January, EastGroup purchased Access Point 1, a recently constructed 156,000 square foot building, for $10.5 million. The property, which was 70% leased as of April 26, 2021, is located in the I-385 South submarket in Greenville, South Carolina, near the Company’s 385 Business Park building, which is 100% leased.

Also in January, EastGroup purchased Northpoint 200, another recently constructed distribution facility which contains 79,000 square feet, for $6.5 million. The 100% leased property is located within the Northwest submarket of Atlanta, where the Company’s recently acquired Cherokee 75 property is located.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the first quarter of 2021, EastGroup began construction of two new development projects in two different cities. The buildings will contain a total of 346,000 square feet and have projected total costs of $29.4 million.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development projects started during 2021 are detailed in the table below:

Development Projects Started in 2021	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Horizon West 2 & 3	Orlando, FL	210,000	07/2022	$18,200
Grand Oaks 75 3	Tampa, FL	136,000	07/2022	11,200
Total Development Projects Started		346,000		$29,400

At March 31, 2021, EastGroup’s development and value-add program consisted of 15 projects (2,703,000 square feet) in 12 cities. The projects, which were collectively 34% leased as of April 26, 2021, have a projected total cost of $260.3 million, of which $62.2 million remained to be spent as of March 31, 2021.

During the first quarter of 2021, EastGroup transferred five projects to the real estate portfolio (at the earlier of 90% occupancy or one year after completion/value-add acquisition date). The projects, which are located in Phoenix, Dallas, Atlanta and Los Angeles contain 619,000 square feet and were 100% leased as of April 26, 2021.

The development and value-add properties transferred to the real estate portfolio during the first three months of 2021 are detailed in the table below:

Development and Value-Add Properties Transferred to the Real Estate Properties Portfolio in 2021	Location	Size	Conversion Date	Cumulative Cost as of 3/31/21	Percent Leased as of 4/26/21
		(Square feet)		(In thousands)

Gilbert Crossroads A & B	Phoenix, AZ	140,000	01/2021	$16,982	100%
CreekView 121 7 & 8	Dallas, TX	137,000	03/2021	17,657	100%
Hurricane Shoals 3	Atlanta, GA	101,000	03/2021	9,770	100%
Northpoint 200 (1)(2)	Atlanta, GA	79,000	03/2021	6,861	100%
Rancho Distribution Center (1)	Los Angeles, CA	162,000	03/2021	27,367	100%
Total Projects Transferred		619,000		$78,637	100%

Projected Stabilized Yield (3)	6.5%

(1) These value-add projects were acquired by EastGroup.
(2) This value-add project was acquired by EastGroup on 1/21/21. During the first quarter, the project became 100% occupied and therefore, transferred to Real estate properties.
(3) Weighted average yield based on estimated annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to quarter-end, EastGroup began construction of buildings 9 and 10 in its CreekView 121 park in Dallas. The two buildings will contain 145,000 square feet and have a projected total cost of $17.2 million. This project will increase the total size of the Company’s CreekView 121 park, which is currently 97% leased, to 772,000 square feet.

DIVIDENDS

EastGroup declared a cash dividend of $0.79 per share in the first quarter of 2021. The first quarter dividend, which was paid on April 15, 2021, was the Company’s 165th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 28 consecutive years and has increased it 25 years over that period, including increases in each of the last nine years.  The annualized dividend rate of $3.16 per share yielded 2.0% on the closing stock price of $156.42 on April 26, 2021.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 18.4% at March 31, 2021.  For the first quarter of 2021, the Company’s interest and fixed charge coverage ratio was 7.97x
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

and its ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.87x. EBITDAre is a non-GAAP financial measure defined under Definitions later in this release. A reconciliation of Net Income to EBITDAre is presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the first quarter, EastGroup issued and sold 317,538 shares of common stock under its continuous common equity offering program at an average price of $141.72 per share, providing aggregate net proceeds to the Company of approximately $44 million.

In March 2021, the Company closed a $50 million senior unsecured term loan with a four-year term and interest only payments, which bears interest at the annual rate of LIBOR plus an applicable margin based on the Company’s senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan’s LIBOR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 1.55%.

During the first quarter, the Company and a group of lenders agreed to terms on the private placement of $125 million of senior unsecured notes with a fixed interest rate of 2.74% and a 10-year term. The notes dated April 8, 2021, are intended to be issued and sold in June 2021 and require interest-only payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In March 2021, EastGroup repaid (with no penalty) a mortgage loan with a balance of approximately $41 million, an interest rate of 4.75% and an original maturity date of June 5, 2021.

OUTLOOK FOR 2021

EPS for 2021 is now estimated to be in the range of $2.53 to $2.63.  Estimated FFO per share attributable to common stockholders for 2021 is now estimated to be in the range of $5.74 to $5.84. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. The Company assumes no obligation to update publicly any forward-looking statements, including its outlook for 2021, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q2 2021	Y/E 2021	Q2 2021	Y/E 2021
	(In thousands, except per share data)

Net income attributable to common stockholders	$25,027	101,712	26,629	105,728
Depreciation and amortization	31,681	128,917	31,681	128,917
Funds from operations attributable to common stockholders	$56,708	230,629	58,310	234,645

Diluted shares	40,074	40,163	40,074	40,163
Per share data (diluted):
Net income attributable to common stockholders	$0.62	2.53	0.66	2.63
Funds from operations attributable to common stockholders	1.42	5.74	1.46	5.84

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2021	Initial Guidance for Year 2021	Actual for Year 2020
FFO per share	$5.74 - $5.84	$5.63 - $5.73	$5.38
FFO per share increase over prior year	7.6%	5.6%	8.0%
Same PNOI growth: cash basis(1)	3.9% - 4.9%(2)	3.5% - 4.5%(2)	3.2%
Average month-end occupancy	96.1% - 97.1%	95.9% - 96.9%	96.7%
Lease termination fee income	$800,000	$585,000	$709,000
Reserves for uncollectible rent (No identified bad debts for Q2-Q4)	$1.1 million	$1.8 million	$2.8 million
Development starts:
Square feet	2.1 million	2.0 million	851,000
Projected total investment	$210 million	$205 million	$91 million
Value-add property acquisitions (Projected total investment)	$35 million	$35 million	$29 million
Operating property acquisitions	$10 million	$30 million	$49 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$60 million	$60 million	$21 million
Unsecured debt closing in period	$250 million at 2.58% weighted average interest rate	$250 million at 2.70% weighted average interest rate	$275 million at 2.56% weighted average interest rate
Common stock issuances	$140 million	$140 million	$94 million
General and administrative expense	$17.8 million	$16.2 million	$14.4 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.

(2) Includes properties which have been in the operating portfolio since 1/1/20 and are projected to be in the operating portfolio through 12/31/21; includes 40,832,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. This ratio provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Wednesday, April 28, 2021, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-877-240-5772 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, May 5, 2021.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 10153710), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), an S&P MidCap 400 company, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 47 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•the duration and extent of the impact of the coronavirus (“COVID-19”) pandemic and any related orders or other formal recommendations for social distancing on our business operations or the business operations of our tenants (including their ability to timely make rent payments) and the economy generally;
•disruption in supply and delivery chains;
•the general level of interest rates and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the significant uncertainty as to when and the conditions under which current or potential tenants will be able to operate physical locations in the future;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the outbreak of COVID-19;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to retain key personnel;
•the consequences of future terrorist attacks or civil unrest; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020
REVENUES
Income from real estate operations	$97,917	88,577
Other revenue	14	51
	97,931	88,628
EXPENSES
Expenses from real estate operations	27,820	25,829
Depreciation and amortization	30,313	27,892
General and administrative	4,036	3,281
Indirect leasing costs	330	108
	62,499	57,110
OTHER INCOME (EXPENSE)
Interest expense	(8,276)	(8,457)
Other	201	237
NET INCOME	27,357	23,298
Net income attributable to noncontrolling interest in joint ventures	(18)	(1)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	27,339	23,297
Other comprehensive income (loss) - interest rate swaps	8,214	(15,790)
TOTAL COMPREHENSIVE INCOME	$35,553	7,507

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.69	0.60
Weighted average shares outstanding	39,673	38,882
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.69	0.60
Weighted average shares outstanding	39,765	38,961

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$27,339	23,297
Depreciation and amortization	30,313	27,892
Company’s share of depreciation from unconsolidated investment	34	35
Depreciation and amortization from noncontrolling interest	—	(42)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$57,686	51,182

NET INCOME	$27,357	23,298
Interest expense (1)	8,276	8,457
Depreciation and amortization	30,313	27,892
Company’s share of depreciation from unconsolidated investment	34	35
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	65,980	59,682
Gain on sales of real estate investments and non-operating real estate	—	—
EBITDA FOR REAL ESTATE (“EBITDAre”)	$65,980	59,682

Debt	$1,286,063	1,250,403
Debt-to-EBITDAre ratio	4.87	5.24
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.69	0.60
FFO attributable to common stockholders	$1.45	1.31
Weighted average shares outstanding for EPS and FFO purposes	39,765	38,961

(1) Net of capitalized interest of $2,237 and $2,561 for the three months ended March 31, 2021 and 2020, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020

NET INCOME	$27,357	23,298
Interest income	(1)	(29)
Other revenue	(14)	(51)
Indirect leasing costs	330	108
Depreciation and amortization	30,313	27,892
Company’s share of depreciation from unconsolidated investment	34	35
Interest expense (1)	8,276	8,457
General and administrative expense (2)	4,036	3,281
Noncontrolling interest in PNOI of consolidated joint ventures	(15)	(43)
PROPERTY NET OPERATING INCOME (“PNOI”)	70,316	62,948
PNOI from 2020 acquisitions	(684)	(41)
PNOI from 2020 and 2021 development and value-add properties	(5,068)	(2,011)
PNOI from 2020 operating property dispositions	—	(234)
Other PNOI	59	47
SAME PNOI (Straight-Line Basis)	64,623	60,709
Net lease termination fee income from same properties	(576)	(444)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	64,047	60,265
Straight-line rent adjustments for same properties	(791)	(325)
Acquired leases - market rent adjustment amortization for same properties	(188)	(368)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$63,068	59,572

(1) Net of capitalized interest of $2,237 and $2,561 for the three months ended March 31, 2021 and 2020, respectively.
(2) Net of capitalized development costs of $1,689 and $1,844 for the three months ended March 31, 2021 and 2020, respectively.